Galena Biopharma Announces Reverse Stock Split

1-for-20 Reverse Stock Split Effective November 11, 2016 for trading November 14, 2016

San Ramon, California, October 31, 2016— Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company committed to the development and commercialization of hematology and oncology therapeutics that address unmet medical needs, today announced that on October 26, 2016, the Board of Directors approved a reverse stock split of its shares of common stock at a ratio of 1-for-20. The reverse stock split was authorized by the Company’s stockholders at the Special Meeting of Stockholders held on October 21, 2016.

The reverse stock split will become effective on November 11, 2016 and the Company’s common stock will commence trading on a split-adjusted basis when the market opens on Monday, November 14, 2016. The Company's common stock will continue to trade on the NASDAQ Capital Market under the symbol "GALE" but will trade under the new CUSIP number 363256504.

Mark W. Schwartz, Ph.D., President and Chief Executive Officer, stated, “Effecting the reverse stock split will allow us to maintain compliance with the NASDAQ Capital Market minimum bid price requirement, which we believe is in the Company’s best interests and the best interests of our stockholders. We are confident in the value of our current pipeline led by GALE-401, which is expected to initiate a pivotal, Phase 3 trial next year, and in our cancer immunotherapy assets currently in multiple clinical trials. We believe that this technical change to our capital structure puts us in a better position to advance our clinical programs and grow the company into the future.”

As a result of the reverse split, every 20 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders. The reverse split will also apply to common stock issuable upon the exercise of the Company's outstanding warrants and stock options.

As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 10,850,953 shares, post-split. No fractional shares will be issued as a result of the reverse split. Owners of fractional shares outstanding after the reverse stock split will be paid cash for such fractional interests.

Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 21, 2016, a copy of which is available at www.sec.gov and on the Company’s website here.

About Galena Biopharma

Galena Biopharma, Inc. is a biopharmaceutical company committed to the development and commercialization of hematology and oncology therapeutics that address unmet medical needs. Galena’s pipeline consists of multiple mid-to-late-stage clinical assets led by its hematology asset, GALE-401, and novel cancer immunotherapy programs including NeuVax™ (nelipepimut-S) and GALE-301/GALE-302. For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the progress of the development of Galena’s product candidates, patient enrollment in our clinical trials, as well as other statements related to the progress and timing of our development activities, present or future licensing, collaborative or financing arrangements, expected outcomes with regulatory agencies, and projected market opportunities for product candidates or that otherwise relate to future periods. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year ended December 31, 2015 and most recent Quarterly Reports on Form 10-Q filed with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

NeuVax is a trademark of Galena Biopharma, Inc.

Contact:

Remy Bernarda
SVP, Investor Relations & Corporate Communications
(925) 498-7709
ir@galenabiopharma.com

Source: Galena Biopharma, Inc.